Filed pursuant to Rule 433(d)
Registration Statement No. 333-131139

Term Sheet                                       Date Prepared: May 17, 2006

Citigroup HELOC Trust 2006-NCB1 Notes and Certificates,
Series 2006-NCB1

Approximate Total Offered Size: $794,331,000
Citigroup Global Markets Realty Corp.
Seller
National City Bank
Originator and Servicer
Citigroup Mortgage Loan Trust, Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class	Cpns (2)	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED NOTES
Class 2A-1	$548,391,000	Variable /Senior	[ ]	AAA	Aaa	1.00/1.00	1-30 /1-30
Class 2A-2	$106,392,000	Variable /Senior	[ ]	AAA	Aaa	3.00/3.00	30-44 / 30-44
Class 2A-3	$129,678,000	Variable /Senior	[ ]	AAA	Aaa	4.48/5.47	44-57 / 44-113
Class M	$9,870,000	Variable/ Subordinate	[ ]	BBB	NR	1.85/2.01	1-57 / 1-113
NON-OFFERED NOTES
Class 1A-1 oes	$237,826,000	Variable /Senior	[ ]	AAA	Aaa	1.85/2.01	1-57 / 1-113
NON-OFFERED CERTIFICATES
Class N	$0	Variable/Senior
Class C		N/A/ Subordinate
Class R		N/A Residual

(1)	Sizes are subject to change (+/- 5%)
(2)	The interest bearing securities will bear interest at variable rates based on one-month LIBOR plus the applicable margin, subject to the related net wac rate cap and maximum cap described herein.
(3)	Based on Pricing Prepayment Assumption. Maturity is defined as the conversion repurchase date at the end of the draw period.

Transaction Overview:
Lead Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	May 17, 2006
Co-Manager	NatCity Investments, Inc.	Expected Settlement Date:	May 23, 2006
Rating Agencies:	S&P / Moody’s	Securities Administrator	Citibank N.A.
IndentureTrustee:	U.S. Bank National Association

For Further Information:

Mortgage Finance Joel Katz 212-723-6508 Paul Humphrey 212-723-9548 Venkat Veerubhotla 212-723-6662 Kathryn Ebner 212-723-6879	MBS Trading Eliot Rubenzahl 212-723-6325 Ted Counihan 212-723-6325	MBS Structuring Oleg Saitskiy 212-723-4589

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

Transaction Overview

Title of the Securities:	Citigroup HELOC Trust 2006-NCB1Notes and Certificates, Series 2006-NCB1
Issuing Entity:	Citigroup HELOC Trust 2006-NCB1
Depositor:	Citigroup Mortgage Loan Trust Inc.
Underwriters:	Citigroup Global Markets Inc. and Nat City Investments, Inc.
Securities Administrator:	Citibank N.A.
Originator:	National City Bank
Servicer:	National City Bank
Seller:	Citigroup Global Markets Realty Corp.
IndentureTrustee:	U.S. Bank National Association
Owner Trustee	Wilmington Trust Company
Insurer
Certain payments on the Class A Notes will be unconditionally and irrevocably insured under a note guaranty insurance policy issued by Ambac Assurance Corporation. The policy will also insure certain payments on the Class N Certificates.

Settlement Date:	On or about May 23, 2006.
Payment Date:	Payments of principal and interest on the notes will be made on the 15th day of each month or, if such day is not a business day, on the first business day thereafter commencing in June 2006.
Static Pool Data:	Static Pool Data is available at https://www2.citimortgage.com/Remic/ in the Reg AB section for the CMLTI shelf.
Offered Notes:	Classes 2A-1, 2A-2, 2A-3 and M Notes.
Non-Offered Notes:	Class 1A-1 Notes.
Class A Notes	Classes 1A-1, 2A-1, 2A-2 and 2A-3 Notes.
Non-Offered Certificates:	Classes N, C and R Certificates.
Group 1 Notes	Class 1A-1 Notes which evidence interests in the Group 1 HELOCs.
Group 2 Notes	Class 2A-1, 2A-2 and 2A-3 Notes which evidence interests in the Group 2 HELOCs.
Cut-Off Date:	May 1, 2006.
Collection Period:	For any Payment Date, the calendar month prior to that payment date.
Record Date:	For any Payment Date, the business day immediately preceding that payment date.
Legal Final Maturity:	For each class of notes, the legal final maturity is expected to be May 2036.
Legal Investment:	It is anticipated that the notes will not be SMMEA eligible.

Transaction Overview

ERISA Eligible:
The Class A Notes and Class M Notes are expected to be eligible for purchase by or on behalf of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974 and plans subject to Section 4975 of the Internal Revenue Code of 1986, subject to the considerations described in the prospectus.

Tax Treatment:
Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.
The notes will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

Minimum Denominations:	$100,000 and multiples of $1 in excess thereof.
Form of Registration:	All the notes will be issued in book-entry form through DTC.

Structure:	Senior/Subordinate/Overcollateralization

Pricing Speed:	45% CPR / 10% Draw Rate

Mortgage Pool:
The trust estate will consist primarily of adjustable-rate, first and junior lien, revolving home equity line of credit loans, referred to as the loans or HELOCs. The loans will have an aggregate principal balance as of the cut-off date of approximately $1,038,910,845, subject to a permitted variance of plus or minus 5%. The loans will be acquired by the issuer on the settlement date and held by the indenture trustee for the benefit of the noteholders, the certificateholders and the note insurer. The characteristics of the pool of HELOCs delivered on the settlement Date are not expected to differ materially from the characteristics of the HELOCs described herein although the range of mortgage rates, maturities and certain other characteristics of the HELOCs set forth in this term-sheet may vary by as much as 5%.

The loans will be divided into two loan groups, designated as loan group 1 and loan group 2. The loans in loan group 1 are sometimes referred to as the group 1 loans, and the loans in group 2 are sometimes referred to as the group 2 loans. Loan group 1 will consist of loans with credit limits that conform to Freddie Mac loan principal balance limits, and loan group 2 will consist of loans with credit limits that may or may not conform to Freddie Mac loan principal balance limits. In addition, certain of the conforming balance loans included in loan group 2 might otherwise have been included in loan group 1, but were excluded from loan group 1 because they did not meet Freddie Mac criteria (including published guidelines) for factors other than principal balance.

The group 1 loans will have an aggregate principal balance as of the cut-off date of approximately $241,678,057. The group 2 loans will have an aggregate principal balance as of the cut-off date of approximately $797,232,787.

Servicing Fee Rate:	0.50% per annum
Note Insurer Premium Rate:	0.105% per annum

Transaction Overview

Note Rate:
For any Interest Accrual Period with respect any class of notes will be a per annum rate equal to the lesser of (a) the related Formula Rate for such Interest Accrual Period and (b) the related Net WAC Rate for such Interest Accrual Period.

Pass-Through Rate:
For any Interest Accrual Period with respect the Class N Certificates will be a per annum rate equal to the lesser of (a) the related Formula Rate for such Interest Accrual Period and (b) the related Net WAC Rate for such Interest Accrual Period.

Formula Rate:
For the Class A Notes, Class N Certificates or Class M Notes and any Interest Accrual Period will be a per annum rate equal to the lesser of (a) the Base Rate for such class for such Interest Accrual Period and (b) the related Maximum Cap Rate for such class for such Interest Accrual Period.

Base Rate:
For the Class A Notes, Class N Certificates or Class M Notes and any Interest Accrual Period will be a per annum rate equal to the sum of (a) One-Month LIBOR as of the related Interest Determination Date and (b) a related margin (the “Note Margin”).

Class 1A-1 Net WAC Rate:
For any Interest Accrual Period, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the excess, if any, of (i) the weighted average of the Expense Adjusted Net Loan Rates of the group 1 loans over (ii) the Note Insurer Premium Rate;

Class 2A Net WAC Rate:
For any Interest Accrual Period, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the excess, if any, of (i) the weighted average of the Expense Adjusted Net Loan Rates of the group 2 loans over (ii) the Note Insurer Premium Rate;

Class M Net WAC Rate:
For any Interest Accrual Period, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the product (expressed as a percentage) of (x) the excess, if any, of (a) an amount equal to (i) the weighted average of the Expense Adjusted Net Loan Rates of the loans accrued on (ii) the aggregate Principal Balance of the loans minus the certificate principal balance of the Class N Certificates over (b) the sum of (I) an amount equal to the Net WAC Rate for the Class 1A-1 Notes accrued on the note principal balance of the Class 1A-1 Notes, (II) an amount equal to the Net WAC Rate for the Class 2A Notes accrued on the aggregate note principal balance of the Class 2A Notes and (III) an amount equal to the weighted average of the Expense Adjusted Net Loan Rates of the loans accrued on the certificate principal balance of the Class C Certificates and (y) a fraction, the numerator of which is twelve and the denominator of which is the note principal balance of the Class M Notes.

Expense Adjusted Net Loan Rate:
For any HELOC and any Interest Accrual Period will be a per annum rate equal to the applicable Loan Rate for such HELOC as of the first day of the month preceding the month in which the related payment date occurs minus the Servicing Fee Rate.

Expense Adjusted Net Maximum Loan Rate:
For any HELOC and any Interest Accrual Period will be a per annum rate equal to the applicable Maximum Loan Rate for such HELOC as of the first day of the month preceding the month in which the related payment date occurs minus the Servicing Fee Rate.

Maximum Cap Rate:
For any Interest Accrual Period and:
•  for the Class A Notes and the Class N Certificates a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the excess, if any, of (i) the weighted average of the Expense Adjusted Net Maximum Loan Rates of the loans over (ii) the Note Insurer Premium Rate; and
•  for the Class M Notes a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Maximum Loan Rates of the loans.

Transaction Overview

Net WAC Rate Carryover Amount:
For any class of notes or the Class N Certificates and a Payment Date an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have accrued for such payment date had the Note Rate or Pass-Through Rate, as applicable, thereon been the related Formula Rate, over (y) the amount of interest such class accrued for such payment date at the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior payment date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such class for such Interest Accrual Period. Any Net WAC Rate Carryover Amount on a class of notes or on the Class N Certificates for any payment date will be paid on such payment date or future payment dates from and to the extent of funds available therefor as described below.

Interest Accrual Period
For any payment date for any class of notes or for the Class N Certificates will be the period commencing on the preceding payment date and ending on the business day immediately preceding the current payment date. With respect to the any class of notes and with respect to the Class N Certificates, interest in respect of any payment date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

Excess Interest:
Excess interest, to the extent it is not used for other required purposes, including to absorb realized losses on the HELOCs, to cover interest shortfalls on the Certificates or to fund any Overcollateralization Increase Amount and pay back applied realized loss amounts, will be available to make distributions of Net WAC Rate Carryover Amounts to the notes and the Certificates.

Available Funds:
For any Payment Date, will be equal to the sum of the following amounts with respect to the HELOCs: (i) the aggregate amount of monthly payments on the HELOCs received by the servicer during the related collection period and (ii) unscheduled collections in respect of the HELOCs received by the servicer during the related collection period, including prepayments, insurance proceeds, net liquidation proceeds, Subsequent Recoveries, proceeds from repurchases of and substitutions for HELOCs occurring during the related collection period and proceeds of any optional redemption effected by the servicer as described herein, minus (A) (x) in the case of each collection period during the Managed Amortization Period, principal amounts collected and used by the trust to acquire Additional Balances on the HELOCs or (y) in the case of each collection period after the Managed Amortization Period, any RAP Draw Repayment Amount payable to the servicer or an affiliate, (B) the premium payable to the note insurer, (C) servicing fees retained by the servicer and (D) any extraordinary trust expenses payable or reimbursable to the indenture trustee, any custodian, the securities administrator, the owner trustee, the servicer or the depositor.

Transaction Overview

Additional Balances:
The HELOCs may be drawn upon generally for a period of ten years. All draws that occur on the HELOCs during any collection period during the Managed Amortization Period will be funded by principal collections on the HELOCs during such collection period, and such principal collections during the Managed Amortization Period will not be payable to the holders of the notes or the Class N Certificates. In the event that draws during a particular collection period during the Managed Amortization Period are greater than principal collections for such collection period, the servicer or an affiliate, in its capacity as holder of the Class N Certificates, will fund the difference. With respect to each collection period after the Managed Amortization Period, principal collections on the HELOCs during such collection period will not be permitted to be used to fund draws that occur on the HELOCs during such collection period, and the servicer or an affiliate will fund the entire amount of such draws.

Draws that occur on the HELOCs after the cut-off date are referred to herein as “Additional Balances.” Any Additional Balances on the HELOCs resulting from draws on the HELOCs that occur during the Managed Amortization Period will be included in the trust. To the extent any Additional Balances are funded by the servicer or an affiliate, in its capacity as holder of the Class N Certificates, during the Managed Amortization Period as described above, the amounts so funded by such party are referred to herein as “Additional Balance Advance Amounts.” Any Additional Balance Advance Amounts will be added to the certificate principal balance of the Class N Certificates.

Managed Amortization Period:
The period commencing on the cut-off date and ending on the earlier of (x) the business day immediately preceding the tenth anniversary of the cut-off date and (y) the time that a Rapid Amortization Event occurs.

Rapid Amortization Events:
A Rapid Amortization Event shall include the following:
(i) breach of representation and warranties or covenants in a material manner which continues unremedied for a specified period of time after written notice;
(ii) a declaration of bankruptcy or insolvency by any of the trust, the depositor or the servicer;
(iii) the trust becomes subject to the Investment Company Act of 1940;
(iv) cumulative draws in respect of interest under the policy exceed 1% of the pool balance as of the cut-off date;
(v) the servicer is terminated; or
(vi) any REMIC shall fail to qualify as a REMIC.

Transaction Overview

Interest Payments:
The portion of the available funds attributable to interest will be used on each payment date to make payments of interest on the notes and certificates (or for payment of any reimbursement or other amounts owed the note insurer on such payment date), generally in the following order of priority:

(1) concurrently, to pay interest (including unpaid interest from prior payment dates) to the Class A Notes at the note rate thereon and to the Class N Certificates at the pass-through rate thereon;

(2) to the note insurer, any amount owing to the note insurer for reimbursement of claims paid under the policy, or otherwise owing to the note insurer, in each case with interest thereon;

(3) to pay current interest to the Class M Notes at the note rate thereon; and

(4) for application as part of net monthly excess cashflow, which will be used, subject to the priorities and certain allocations, to create and maintain overcollateralization at the required levels, to pay any unpaid interest to the Class M Notes and to reimburse the Class M Notes for any realized losses allocated thereto, to pay the notes and the Class N Certificates the amount of any Net WAC Rate Carryover Amounts, to reimburse the noteholders and Class N certificateholders for prepayment interest shortfalls and relief act interest shortfalls allocated thereto, with any remainder following such payments released to the Class N, Class C and Class R Certificates as provided in the indenture.

Interest on the Class 1A-1 Notes will generally be paid from available interest funds from the group 1 loans, and interest on the Class 2A Notes will generally be paid from available interest funds from the group 2 loans.

Principal Payments:
The portion of available funds attributable to principal (net of any overcollateralization above the required amount), plus any net monthly excess cashflow used to create or maintain overcollateralization at the required level and to pay any outstanding amounts payable or reimbursable to the note insurer, will be used on each payment date to make payments of principal on the notes and certificates, generally in the following order of priority:

(1) concurrently, to pay principal to the Class A Notes and the Class N Certificates, on a pro rata basis based on their respective note principal balances or certificate principal balances, to the extent necessary to eliminate any amount by which the aggregate note principal balance of the Class A Notes and certificate principal balance of the Class N Certificates exceeds the aggregate principal balance of the loans;

(2) to the note insurer, any amount (to the extent not covered by the payments of interest described above) owing to the note insurer for reimbursement of claims paid under the policy, or otherwise owing to the note insurer, in each case with interest thereon; and

(3) (a) if a Trigger Event is not in effect: concurrently, to pay principal to the Class A Notes, the Class N Certificates and the Class M Notes, on a pro rata basis based on their respective note principal balances or certificate principal balances remaining outstanding, as applicable; or (b) if a Trigger Event is in effect: first concurrently, to pay principal to the Class 1A, Class 2A Notes and the Class N Certificates, on a pro rata basis based on their respective note principal balances or certificate principal balances remaining outstanding, as applicable, and then to pay principal to the Class M Notes until its note principal balance has been reduced to zero. With respect to the Class 2A Notes, all principal distributions will be distributed sequentially, to the Class 2A-1, Class 2A-2 and Class 2A-3 Notes on that order.

Transaction Overview

Principal to the Class 1A-1 Notes will generally be paid first from available principal funds from the group 1 loans, and principal to the Class 2A Notes will generally be paid first from available principal funds from the group 2 loans.

Trigger Events:
Will be in effect with respect to any payment date if:
(i) A Rapid Amortization Event shall have occurred prior to such payment date or

(ii) the aggregate Principal Balance of HELOCs that are Delinquent 60 days or more (including HELOCs that are REO Properties, in foreclosure or bankruptcy) as of the last day of the previous six calendar months exceeds 3.00% or

(iii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related collection period (reduced by the aggregate amount of subsequent recoveries received since the cut-off date through the last day of the related collection period), expressed as a percentage of the aggregate principal balance of the HELOCs as of the cut-off date exceeds the applicable percentage set forth below with respect to such Payment Date:

Payment Date Occurring In	Percentage
June 2006 through May 2007	0.50%
June 2007 through May 2008	1.00%
June 2008 through May 2010	1.25%
June 2010 and thereafter	1.75%

Senior Credit Enhancement Percentage:
For any payment date will be the percentage equivalent of the fraction obtained by dividing (x) the aggregate certificate principal balance of the Class M Notes and the Class C Certificates by (y) the aggregate principal balance of the loans (calculated prior to taking into account collections of principal on the loans during the related collection period and the payment of the principal payment amount on such payment date to the classes of securities entitled thereto on such payment date).

Overcollaterlization:
As of the settlement date, (i) the aggregate principal balance of the loans as of the cut-off date will exceed (ii) the aggregate note principal balance of the notes plus the certificate principal balance of the Class N Certificates by approximately $6,753,845, which is approximately equal to the initial certificate principal balance of the Class C Certificates. Such amount will represent approximately 0.65% of the aggregate principal balance of the HELOCs as of the cut-off date, and thus it is approximately equal to initial Overcollateralization Target Amount.

Overcollateralization Target Amount:
With respect to any payment date (i) prior to the Stepdown Date, an amount equal to approximately 0.65% of the pool balance as of the cut-off date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately 1.30% of the pool balance of the end of the related collection period and (y) approximately 0.50% of the pool balance as of the cut-off date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding payment date plus 1.30% of the amount, if any, by which the pool balance increased during the collection period for the current payment date. Notwithstanding the foregoing, on and after any payment date following the reduction of the aggregate note principal balance of the notes and the certificate principal balance of the Class N Certificates to zero, the Overcollateralization Target Amount will be $0.

Transaction Overview

Stepdown Date:
The earlier to occur of (i) the first payment date on which the note principal balance of the Class A Notes and the certificate principal balance of the Class N Certificates have been reduced to zero and (ii) the later to occur of (x) the payment date occurring in December 2008 and (y) the first payment date on which the Senior Credit Enhancement Percentage (calculated for this purpose only after taking into account collections of principal on the loans during the related collection period but prior to the payment of the principal payment amount on such payment date to the classes of securities entitled thereto on such payment date) is greater than or equal to 2.25%.

Net Monthly Excess Cashflow:
With respect to any payment date will be an amount equal to the sum of (A) the interest funds remaining on such payment after taking into account the interest payments made as described above and (B) any Overcollateralization Release Amount. The net monthly excess cashflow for each payment date will have components: the Class N Net Monthly Excess Cashflow and the General Net Monthly Excess Cashflow. The Class N Net Monthly Excess Cashflow may not be used to cover basis risk or create overcollateralization. To the extent there is any Class N Net Monthly Excess Cashflow remaining after payments thereof to cover interest and principal shortfalls, amounts due to the insurer and allocated realized losses, that amount will be distributed to the Class N Certificates.

Overcollateralization Release Amount:
With respect to any payment date is amount equal to the lesser of (i) the net principal remittance amount on such payment date and (ii) the excess, if any, of (A) the Overcollateralized Amount for such payment date (calculated for this purpose only assuming that 100% of the net principal remittance amount is applied as a principal payment on the Class A Notes, the Class N Certificates and/or the Class M Notes on such payment date or to pay amounts owed to the note insurer) over (B) the Overcollateralization Target Amount for such payment date.

Net Monthly Excess Cashflow Distributions:
On each payment date, the Net Monthly Excess Cashflow, if any, will be paid as follows:

(i) to the holders of the class or classes of the Class A Notes and Class N Certificates then entitled to receive payments in respect of principal, and to the note insurer, in an amount equal to any Extra Principal Payment Amount, payable to such holders and the note insurer as part of the Principal Payment Amount as described under “—Allocation of Available Funds—Principal Payments” above;

(ii) to the holders of the Class M Notes, the Unpaid Interest Shortfall Amount, if any, for such class for such payment date;

(iii) to the holders of the Class M Notes, the Allocated Realized Loss Amount, if any, for such class for such payment date;

(iv) to the Net WAC Rate Carryover Reserve Account, the sum of (A) the excess of $1,000 over the amount on deposit therein and (B) amount of any Net WAC Rate Carryover Amounts for the Class A Notes, the Class N Certificates and the Class M Notes for such payment date;

(v) first, to pay the Class A noteholders and Class N certificateholders any prepayment interest shortfalls and relief act interest shortfalls allocated to reduce the interest due to such class, pro rata based on such reimbursement amount, and then to pay the Class M noteholders for any prepayment interest shortfalls and relief act interest shortfalls allocated to reduce the interest due to such class; and

(vi) to the holders of the Class N Certificates, the Class C Certificates and Class R Certificates as provided in the indenture.

Transaction Overview

Notwithstanding the foregoing,

•  the amount payable in each of clauses (i) through (iii) and (v) above will be paid first, from what is calculated to be the “Usable Class N Net Monthly Excess Cashflow” remaining undistributed for such payment date, and second, from what is calculated to be “General Net Monthly Excess Cashflow” remaining undistributed for such payment date; and

•  the amount payable in each of clause (iv) above will be paid solely from General Net Monthly Excess Cashflow remaining undistributed for such payment date.

Repurchase of Converted Loans:
Borrowers may at any time convert the loan rate with respect to all or any portion of the principal balance of the related HELOC from an adjustable rate to a fixed rate, and the servicer or an affiliate will be required to purchase from the trust any HELOC with respect to which the loan rate as to all or any portion of the principal balance has converted to a fixed rate. In addition, at the end of the draw period for each HELOC, the loan rate thereon will automatically convert to a fixed rate, and the servicer or an affiliate will be required to purchase each loan from the trust at the end of such loan's draw period. Any such purchases will be at a price generally equal to par plus accrued interest.

Optional Redemption:
10% cleanup call based on the Cut-off Date Principal Balance of the HELOCs. The servicer will have the right to exercise the clean-up call. If such call is exercised, the noteholders will be entitled, to the extent of funds available, to:
➢  Outstanding Note Principal Balance of the Class A, Class M Notes and the Class N Certificates
➢  Current interest accrued on such balance at the related Note Rate
➢  Interest previously earned but not paid (if any)
➢  Net WAC Rate Carryover Amount (if any)

Allocation of Losses:
Any realized losses on the HELOCs on any payment date will first have the effect of reducing the Net Monthly Excess Cashflow. If, on any payment date, as a result of realized losses on the HELOCs, the sum of the aggregate note principal balance of the notes and the aggregate certificate principal balance of the Class N Certificates after making all required payments on such payment date (other than payments made by the note insurer) exceeds the pool balance as of the last day of the related collection period, such excess will be allocated to the Class M Notes if they are still outstanding, in reduction of the note principal balance thereof. The indenture will not permit the allocation of realized losses to the Class A Notes or to the Class N Certificates. Investors in the Class A Notes should note that although realized losses cannot be allocated to the Class A Notes, under certain loss scenarios there will not be enough interest and principal on the HELOCs to pay to the Class A Notes all interest and principal amounts to which they are then entitled.

Advances:	The Servicer will not advance delinquent payments of principal and interest on the HELOCs.
Compensating Interest:	The Servicer will not be obligated to offset any prepayment interest shortfall, on any payment date, with compensating interest.

Transaction Overview

Monthly Interest Payable Amount
For any payment date and each class of the notes and the Class N Certificates will equal the amount of interest accrued on such class during the related Interest Accrual Period at the related note rate or pass-through rate, as applicable, on the note principal balance or certificate principal balance, as applicable, of such class immediately prior to such payment date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and any shortfalls resulting from the application of the Relief Act or similar state laws allocated to such class.

Prepayment Interest Shortfalls and Relief Act Shortfalls
On any payment date, any prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act or similar state laws will be allocated first to excess interest and thereafter in reduction of the current interest entitlement of the notes and the Class N Certificates on a pro rata basis based on the respective amounts of current interest accrued on such notes for such payment date. The holders of the notes may be entitled to reimbursement for any such interest shortfalls on a subordinated basis based on the priority of payments set forth herein. If these shortfalls are allocated to the notes, the amount of interest paid to those notes will be reduced, adversely affecting the yield on your investment. The policy will not cover any prepayment interest shortfalls or any shortfalls caused by the Relief Act or similar state laws.

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$1,038,910,845	$0	$500,000
Number of Mortgage Loans	18,041
Average Scheduled Principal Balance:	$57,586
Weighted Average Gross Coupon:	8.089%	7.250%	11.750%
Credit Limit:	$1,890,598,046	$10,000	$500,000
Average Credit Limit:	$104,795
Weighted Average Original Credit Score:	737	640	839
Weighted Average Combined LTV Ratio:	82.50%	11.00%	100.00%
Weighted Average Credit Utilization Rate(1):	54.95%	0.00%	167.46%
Weighted Average Stated Remaining Term:	352 months	350 months	353 months
Weighted Average Original Term:	360 months	358 months	360 months
Weighted Average Gross Margin:	0.339%	-0.500%	4.000%
Weighted Average Gross Maximum Lifetime Rate:	18.000%	18.000%	18.000%
Weighted Average Gross Minimum Lifetime Rate:	3.000%	3.000%	3.000%
Weighted Average Debt-To-Income Ratio:	36.24%	1.00%	50.00%
Weighted Average Seasoning:	8 months	7 months	9 months
Weighted Average Origination Date:	August 2005	August 2005	September 2005
Percent Second Liens:	95.32%
Percent Interest Only Loans:	100.00%

(1)	All Weighted Average Utilization percentages are weighted by the credit limit of the Mortgage Loans.

Distribution by Group

Pool	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Group I	6,054	$241,678,057.22	23.26%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%
Group II	11,987	797,232,787.31	76.74	1,460,373,124.00	54.59	8.067	738	82.94	36.12
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0.00 - 0.00	3,248	$0.00	0.00%	$387,877,728.00	0.00%	N/A	N/A	N/A	N/A
0.01 - 10,000.00	1,024	5,293,767.02	0.51	77,953,122.00	6.79	8.460	744	80.59	35.82
10,000.01 - 20,000.00	1,331	20,531,228.69	1.98	79,825,786.00	25.72	8.738	740	82.04	35.81
20,000.01 - 30,000.00	2,029	51,857,469.07	4.99	107,140,851.00	48.40	8.396	737	84.15	35.71
30,000.01 - 40,000.00	1,638	57,705,617.97	5.55	99,003,984.00	58.29	8.308	736	85.15	35.89
40,000.01 - 50,000.00	1,412	63,944,753.15	6.15	103,880,429.00	61.56	8.260	734	84.04	36.47
50,000.01 - 60,000.00	1,163	64,563,540.24	6.21	95,914,858.00	67.31	8.142	737	83.22	36.60
60,000.01 - 70,000.00	1,049	68,605,542.85	6.60	91,722,291.00	74.80	8.071	733	84.01	36.34
70,000.01 - 80,000.00	808	60,774,516.55	5.85	82,666,661.00	73.52	8.033	737	83.03	36.21
80,000.01 - 90,000.00	586	49,866,093.12	4.80	68,228,102.00	73.09	8.036	736	83.33	36.20
90,000.01 - 100,000.00	682	65,746,261.70	6.33	83,049,250.00	79.17	8.049	735	81.25	36.18
100,000.01 - 150,000.00	1,524	189,434,695.17	18.23	234,889,593.00	80.65	8.031	736	82.85	36.67
150,000.01 - 200,000.00	1,004	181,563,746.33	17.48	201,645,217.00	90.04	8.055	738	80.35	35.76
200,000.01 - 250,000.00	222	50,634,358.81	4.87	59,657,699.00	84.87	7.943	740	82.69	37.42
250,000.01 - 300,000.00	135	37,344,809.67	3.59	41,842,658.00	89.25	7.941	732	82.12	36.54
300,000.01 - 350,000.00	91	30,072,329.91	2.89	31,762,679.00	94.68	7.887	734	82.28	37.94
350,000.01 - 400,000.00	34	12,729,534.14	1.23	14,292,120.00	89.07	7.838	747	81.77	34.41
400,000.01 - 450,000.00	25	10,720,910.60	1.03	11,434,890.00	93.76	7.821	757	83.71	33.26
450,000.01 - 500,000.00	36	17,521,669.54	1.69	17,810,128.00	98.38	7.744	749	75.15	33.85
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cut-off date, the average current principal balance of the Mortgage Loans is approximately $57,586.

Distribution by Current Rate

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
7.250 - 8.000	10,659	$673,937,021.78	64.87%	$1,307,916,777.00	51.53%	7.822%	738	80.08%	36.43%
8.001 - 9.000	5,961	330,898,852.79	31.85	532,988,010.00	62.08	8.469	734	86.65	35.98
9.001 - 10.000	900	27,040,141.79	2.60	39,824,492.00	67.90	9.430	737	90.20	35.09
10.001 - 11.000	447	6,132,948.48	0.59	8,501,495.00	72.14	10.485	724	88.50	35.18
11.001 - 11.750	74	901,879.69	0.09	1,367,272.00	65.96	11.280	752	92.61	32.97
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average current rate of the Mortgage Loans is approximately 8.089%.

Distribution by Credit Score

FICO Distribution	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
640 - 650	130	$7,460,497.04	0.72%	$10,372,869.00	71.92%	8.260%	645	72.64%	37.12%
651 - 675	767	46,528,846.11	4.48	65,526,984.00	71.01	8.181	665	80.78	38.40
676 - 700	1,948	119,690,970.86	11.52	177,735,528.00	67.34	8.079	689	83.08	37.06
701 - 725	3,627	234,493,035.37	22.57	370,920,452.00	63.22	8.094	713	82.41	37.07
726 - 750	4,043	241,665,798.90	23.26	413,059,111.00	58.51	8.115	737	84.37	36.28
751 - 775	3,855	211,927,590.74	20.40	419,991,515.00	50.46	8.075	763	83.08	35.59
776 - 800	2,817	137,725,360.26	13.26	327,596,067.00	42.04	8.044	786	80.41	34.65
801 - 825	828	38,554,160.30	3.71	102,189,300.00	37.73	8.013	808	78.20	34.94
826 - 839	26	864,584.95	0.08	3,206,220.00	26.97	8.019	830	59.33	31.13
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average credit score of the Mortgage Loans is approximately 737.

Distribution by Combined Original LTV

Combined Original LTV (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit L imit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
11.00 - 15.00	21	$973,116.39	0.09%	$1,984,285.00	49.04%	8.114%	722	13.88%	30.32%
15.01 - 20.00	34	1,117,245.01	0.11	3,810,650.00	29.32	8.152	751	18.20	29.18
20.01 - 25.00	42	2,136,318.00	0.21	5,147,824.00	41.50	8.128	782	23.59	29.24
25.01 - 30.00	63	3,149,831.07	0.30	7,480,500.00	42.11	7.970	758	28.29	30.50
30.01 - 35.00	86	4,428,972.64	0.43	10,046,400.00	44.09	8.121	741	32.66	32.19
35.01 - 40.00	124	5,992,390.75	0.58	15,338,540.00	39.07	7.961	747	37.98	35.41
40.01 - 45.00	161	8,058,785.81	0.78	20,309,500.00	39.68	7.924	748	43.25	36.90
45.01 - 50.00	241	12,642,537.59	1.22	30,263,320.00	41.78	7.966	747	48.25	35.87
50.01 - 55.00	287	14,418,266.26	1.39	37,872,656.00	38.07	7.939	742	53.00	35.34
55.01 - 60.00	405	22,947,948.43	2.21	55,369,162.00	41.45	7.963	740	58.00	36.90
60.01 - 65.00	546	29,923,859.59	2.88	72,577,503.00	41.23	7.952	738	63.10	37.12
65.01 - 70.00	700	42,940,908.85	4.13	94,952,689.00	45.22	7.945	738	67.92	36.75
70.01 - 75.00	946	58,786,618.25	5.66	131,103,606.00	44.84	7.958	738	73.24	36.65
75.01 - 80.00	1,584	101,789,936.93	9.80	200,671,377.00	50.72	8.010	730	78.49	36.27
80.01 - 85.00	2,021	131,671,019.46	12.67	240,767,754.00	54.69	8.005	731	83.45	36.22
85.01 - 90.00	8,104	452,597,421.15	43.56	765,783,842.00	59.10	8.027	737	88.63	36.38
90.01 - 95.00	1,974	107,276,103.59	10.33	145,488,773.00	73.74	8.471	737	94.31	36.48
95.01 - 100.00	702	38,059,564.76	3.66	51,629,665.00	73.72	8.953	754	99.57	33.65
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is approximately 82.50%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
358	344	$19,449,897.66	1.87%	$38,464,551.00	50.57%	8.027%	737	80.99%	35.60%
360	17,697	1,019,460,946.87	98.13	1,852,133,495.00	55.04	8.090	737	82.53	36.25
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is approximately 360 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
350	195	$11,539,830.02	1.11%	$21,293,749.00	54.19%	8.013%	736	82.01%	36.09%
351	150	7,929,724.61	0.76	17,211,802.00	46.07	8.049	737	79.54	34.90
352	9,934	576,462,254.96	55.49	1,044,256,499.00	55.20	8.085	736	82.45	36.15
353	7,762	442,979,034.94	42.64	807,835,996.00	54.84	8.097	737	82.62	36.37
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 352 months.

Distribution by Seasoning

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
7	7,911	$450,889,102.58	43.40%	$825,006,798.00	54.65%	8.096%	737	82.57%	36.35%
8	10,129	588,002,084.98	56.60	1,065,550,248.00	55.18	8.084	736	82.44	36.15
9	1	19,656.97	0.00	41,000.00	47.94	9.000	765	100.00	35.00
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%
As of the cutoff date, the weighted average seasoning of the Mortgage Loans is approximately 8 months.

Distribution by Lien Position

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
1	564	$48,571,322.19	4.68%	$93,393,243.00	52.01%	8.108%	750	66.85%	34.03%
2	17,477	990,339,522.34	95.32	1,797,204,803.00	55.10	8.088	736	83.26	36.35
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
SINGLE FAMILY	15,180	$879,674,550.76	84.67%	$1,624,673,215.00	54.14%	8.078%	736	82.20%	36.26%
CONDO	1,839	86,097,321.39	8.29	147,416,136.00	58.40	8.197	741	85.38	35.52
PUD	540	37,178,658.67	3.58	63,094,685.00	58.93	7.999	735	84.20	37.07
2 FAMILY	335	25,568,230.54	2.46	39,306,030.00	65.05	8.148	738	80.99	36.67
3 FAMILY	64	5,267,402.92	0.51	7,141,777.00	73.75	8.173	745	80.78	36.57
4 FAMILY	67	4,266,852.01	0.41	7,390,403.00	57.73	8.478	734	81.61	35.89
TOWNHOUSE	16	857,828.24	0.08	1,575,800.00	54.44	7.981	740	80.87	33.52
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Primary Residence	16,943	$983,903,089.37	94.71%	$1,799,296,864.00	54.68%	8.059%	736	82.57%	36.33%
Investment	725	32,698,949.06	3.15	54,288,897.00	60.23	8.963	740	81.47	35.00
Second Hm.	373	22,308,806.10	2.15	37,012,285.00	60.27	8.135	743	80.82	33.93
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Purpose

Purpose Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Purchase	4,343	$214,105,549.54	20.61%	$328,245,269.00	65.23%	8.203%	745	89.22%	35.84%
Refinance	3,932	140,810,375.55	13.55	324,596,479.00	43.38	8.098	731	83.84	35.92
StandAlone	9,766	683,994,919.44	65.84	1,237,756,298.00	55.26	8.052	735	80.11	36.42
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Geographic Location

Geographic Location	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Arizona	1,229	$77,622,996.38	7.47%	$125,798,258.00	61.70%	8.075%	734	84.17%	35.97%
Arkansas	6	314,951.19	0.03	490,900.00	64.16	8.116	708	78.34	36.90
California	5,202	365,038,606.08	35.14	719,615,824.00	50.73	8.011	735	80.97	37.03
Colorado	439	21,374,008.35	2.06	35,725,648.00	59.83	8.232	744	86.30	34.91
Connecticut	344	19,449,897.66	1.87	38,464,551.00	50.57	8.027	737	80.99	35.60
Delaware	40	2,617,376.66	0.25	3,473,533.00	75.35	8.125	748	81.23	30.67
District of Columbia	118	7,066,181.42	0.68	15,370,408.00	45.97	8.030	725	84.42	37.11
Florida	1,318	81,421,664.42	7.84	135,148,362.00	60.25	8.117	736	81.17	35.80
Hawaii	7	146,374.47	0.01	557,500.00	26.25	8.217	759	70.04	34.10
Idaho	29	1,156,796.85	0.11	1,720,840.00	67.22	8.146	760	84.06	35.12
Illinois	1,132	46,269,042.28	4.45	81,346,120.00	56.88	8.194	736	87.29	35.21
Indiana	123	3,796,878.99	0.37	5,967,306.00	63.63	8.523	739	86.20	33.65
Iowa	5	193,555.31	0.02	235,400.00	82.22	8.161	729	83.80	36.89
Kansas	27	764,632.43	0.07	1,490,256.00	51.31	8.456	736	89.86	35.61
Kentucky	44	1,089,069.39	0.10	1,869,678.00	58.25	8.468	745	88.02	31.72
Maine	10	505,927.56	0.05	1,043,500.00	48.48	8.018	752	77.23	27.56
Maryland	1,011	53,594,953.55	5.16	111,365,839.00	48.13	8.032	738	81.68	36.34
Massachusetts	691	34,644,036.24	3.33	68,783,188.00	50.37	8.052	741	81.06	36.67
Michigan	326	11,170,944.92	1.08	19,360,823.00	57.70	8.381	743	87.09	33.88
Minnesota	343	15,580,558.86	1.50	27,339,876.00	56.99	8.310	747	85.55	35.90
Mississippi	2	59,576.63	0.01	85,000.00	70.09	8.000	652	75.00	28.00
Missouri	185	5,025,220.19	0.48	10,833,166.00	46.39	8.309	739	84.47	33.95
Montana	3	104,788.88	0.01	117,000.00	89.56	8.527	680	84.23	36.85
Nebraska	1	15,636.63	0.00	15,750.00	99.28	9.750	741	83.00	37.00
Nevada	153	8,977,931.65	0.86	14,525,036.00	61.81	8.074	734	81.27	36.01
New Hampshire	55	1,884,004.31	0.18	3,781,230.00	49.83	8.060	727	83.78	35.02
New Mexico	28	1,278,730.13	0.12	2,022,150.00	63.24	8.175	709	83.65	32.62
New York	962	80,960,487.80	7.79	123,982,487.00	65.30	8.086	736	78.99	35.57
North Carolina	207	7,727,452.38	0.74	12,948,023.00	59.68	8.309	745	88.44	33.81
North Dakota	2	32,746.87	0.00	33,650.00	97.32	10.487	761	89.00	38.84
Ohio	567	19,451,977.74	1.87	31,375,137.00	62.00	8.482	738	87.02	34.20
Oklahoma	14	576,920.62	0.06	768,120.00	75.11	8.436	740	94.04	27.44
Oregon	379	18,994,296.21	1.83	31,545,845.00	60.21	8.166	743	86.51	35.31
Pennsylvania	630	23,758,973.73	2.29	41,314,390.00	57.51	8.185	738	84.34	35.41
Rhode Island	78	3,338,405.38	0.32	7,089,344.00	47.09	8.057	743	80.32	37.20
South Carolina	64	2,166,132.09	0.21	3,782,238.00	57.27	8.621	741	88.80	33.69
South Dakota	1	30,000.00	0.00	30,000.00	100.00	9.750	717	97.00	34.00
Tennessee	25	1,146,463.04	0.11	1,870,869.00	61.28	8.178	736	84.51	38.69
Utah	130	5,285,504.19	0.51	8,541,174.00	61.88	8.268	742	87.07	35.71
Vermont	17	423,464.11	0.04	1,198,685.00	35.33	8.403	727	82.33	37.42
Virginia	1,078	67,668,704.80	6.51	120,020,682.00	56.38	8.026	738	83.24	37.38
Washington	826	40,527,925.38	3.90	68,898,993.00	58.82	8.145	739	85.80	36.34
Wisconsin	189	5,632,233.99	0.54	10,626,317.00	53.00	8.338	738	87.37	35.08
Wyoming	1	24,814.77	0.00	24,950.00	99.46	8.000	766	89.00	10.00
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Documentation Type

Documentation Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Full	13,723	$747,831,571.29	71.98%	$1,374,362,288.00	54.41%	8.081%	734	83.52%	37.00%
Stated Income	4,318	291,079,273.24	28.02	516,235,758.00	56.39	8.110	744	79.86	34.29
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Gross Margin

Gross Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
-0.500 - 0.000	6,374	$403,933,309.79	38.88%	$822,926,035.00	49.09%	7.704%	741	80.36%	37.03%
0.001 - 0.500	6,649	421,439,394.61	40.57	740,230,128.00	56.93	8.090	735	82.00	35.96
0.501 - 1.000	2,948	155,782,869.03	14.99	245,198,850.00	63.53	8.602	733	86.50	35.45
1.001 - 1.500	1,078	40,130,211.01	3.86	57,991,046.00	69.20	9.102	735	90.56	34.77
1.501 - 2.000	401	9,236,206.63	0.89	12,663,563.00	72.94	9.667	729	90.56	35.13
2.001 - 2.500	250	3,913,191.32	0.38	5,201,098.00	75.24	10.163	729	88.35	36.13
2.501 - 3.000	237	3,194,404.02	0.31	4,434,124.00	72.04	10.612	721	88.01	34.19
3.001 - 3.500	95	1,210,544.17	0.12	1,760,847.00	68.75	11.172	733	91.24	33.25
3.501 - 4.000	9	70,713.95	0.01	192,355.00	36.76	11.631	767	89.81	35.47
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average gross margin of the Mortgage Loans is approximately 0.339%.

Distribution by Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
18.000 - 18.000	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average maximum mortgage rate of the Mortgage Loans is approximately 18.000%.

Distribution by Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
3.000 - 3.000	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average minimum mortgage rate of the Mortgage Loans is approximately 3.000%.

Distribution by Credit Limit

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
10,000 - 50,000	5,161	$121,043,425.81	11.65%	$171,157,564.00	70.72%	8.588%	733	87.81%	35.74%
50,001 - 100,000	6,699	291,848,753.43	28.09	513,114,359.00	56.88	8.083	734	82.72	36.32
100,001 - 150,000	2,327	177,542,852.90	17.09	301,666,881.00	58.85	8.052	735	83.55	36.65
150,001 - 200,000	2,434	238,457,289.56	22.95	459,699,992.00	51.87	8.052	740	79.82	35.76
200,001 - 250,000	555	61,986,518.47	5.97	131,617,718.00	47.10	7.931	738	81.87	37.82
250,001 - 300,000	282	43,137,436.93	4.15	80,113,464.00	53.85	7.937	735	82.31	36.66
300,001 - 350,000	268	45,076,584.66	4.34	90,502,179.00	49.81	7.897	734	82.37	38.30
350,001 - 400,000	96	15,767,138.22	1.52	36,993,155.00	42.62	7.813	753	82.42	34.39
400,001 - 450,000	47	9,645,960.66	0.93	20,327,331.00	47.45	7.859	752	86.73	35.16
450,001 - 500,000	172	34,404,883.89	3.31	85,405,403.00	40.28	7.752	751	75.46	33.58
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average credit limit of the Mortgage Loans is approximately $104,795.

Distribution by Credit Utilization

Credit Utilization (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0.00 - 0.00	3,256	$13.14	0.00%	$388,931,936.00	0.00%	8.051%	756	86.24%	39.34%
0.01 - 5.00	401	1,149,268.44	0.11	51,663,205.00	2.22	7.938	757	78.23	36.09
5.01 - 10.00	318	3,359,363.80	0.32	44,975,247.00	7.47	7.968	753	76.47	35.84
10.01 - 15.00	346	5,529,079.15	0.53	44,052,324.00	12.55	7.965	752	75.93	35.71
15.01 - 20.00	375	8,414,048.26	0.81	48,169,852.00	17.47	7.967	749	77.21	35.92
20.01 - 25.00	364	10,651,426.96	1.03	46,975,168.00	22.67	7.961	749	79.00	36.64
25.01 - 30.00	336	10,861,612.89	1.05	39,344,766.00	27.61	7.984	748	77.43	36.74
30.01 - 35.00	365	13,572,801.49	1.31	41,628,603.00	32.60	7.957	747	76.63	36.67
35.01 - 40.00	334	15,102,726.02	1.45	40,190,167.00	37.58	7.977	742	76.95	36.68
40.01 - 45.00	346	16,541,751.74	1.59	38,948,589.00	42.47	7.985	736	76.94	36.61
45.01 - 50.00	414	24,285,294.68	2.34	50,672,714.00	47.93	8.022	745	78.84	35.99
50.01 - 55.00	376	20,972,674.72	2.02	39,903,691.00	52.56	8.015	742	79.15	35.82
55.01 - 60.00	412	26,230,294.22	2.52	45,446,799.00	57.72	7.967	740	79.06	36.03
60.01 - 65.00	433	29,132,154.57	2.80	46,453,517.00	62.71	7.976	741	79.89	36.55
65.01 - 70.00	436	31,189,965.55	3.00	46,288,639.00	67.38	8.020	744	80.37	36.44
70.01 - 75.00	461	37,191,701.23	3.58	51,294,806.00	72.51	7.997	739	80.71	36.48
75.01 - 80.00	490	40,540,348.64	3.90	52,323,951.00	77.48	8.015	736	80.92	36.10
80.01 - 85.00	549	45,484,189.86	4.38	55,079,557.00	82.58	8.004	735	80.12	36.47
85.01 - 90.00	611	55,739,198.41	5.37	63,639,380.00	87.59	8.017	738	81.18	36.55
90.01 - 95.00	870	73,838,620.23	7.11	79,687,466.00	92.66	8.072	736	82.25	36.31
95.01 - 100.00	6,528	567,385,686.47	54.61	573,324,018.00	98.96	8.154	734	84.56	36.14
100.01 - 105.00	18	1,371,697.10	0.13	1,367,951.00	100.27	8.285	727	83.78	35.99
105.01 - 110.00	1	48,752.20	0.00	45,700.00	106.68	9.500	683	95.00	36.00
161.01 - 167.46	1	318,174.76	0.03	190,000.00	167.46	8.000	672	84.00	45.00
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

As of the cutoff date, the weighted average credit utilization of the Mortgage Loans by credit limit is approximately 54.95%.

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Prime	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Draw Term

Draw Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
118	344	$19,449,897.66	1.87%	$38,464,551.00	50.57%	8.027%	737	80.99%	35.60%
120	17,697	1,019,460,946.87	98.13	1,852,133,495.00	55.04	8.090	737	82.53	36.25
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Remaining Draw Term

Remaining Draw Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
110	195	$11,539,830.02	1.11%	$21,293,749.00	54.19%	8.013%	736	82.01%	36.09%
111	150	7,929,724.61	0.76	17,211,802.00	46.07	8.049	737	79.54	34.90
112	9,934	576,462,254.96	55.49	1,044,256,499.00	55.20	8.085	736	82.45	36.15
113	7,762	442,979,034.94	42.64	807,835,996.00	54.84	8.097	737	82.62	36.37
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Interest Only Term

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
118	344	$19,449,897.66	1.87%	$38,464,551.00	50.57%	8.027%	737	80.99%	35.60%
120	17,697	1,019,460,946.87	98.13	1,852,133,495.00	55.04	8.090	737	82.53	36.25
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Original Teaser Term

Original Teaser Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	14,676	$857,626,934.61	82.55%	$1,627,815,434.00	52.69%	8.038%	736	81.33%	36.33%
6	3,365	181,283,909.92	17.45	262,782,612.00	68.99	8.329	739	88.04	35.81
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Remaining Teaser Term

Remaining Teaser Period (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Debt to Income Ratio

Debt to Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
1.01 - 10.00	47	$2,431,473.81	0.23%	$5,630,961.00	43.18%	8.216%	744	83.24%	7.14%
10.01 - 20.00	865	49,189,164.76	4.73	101,983,451.00	48.23	8.044	748	78.65	16.90
20.01 - 30.00	3,621	192,271,937.01	18.51	363,330,956.00	52.92	8.103	742	82.20	26.46
30.01 - 40.00	7,433	430,216,803.42	41.41	758,478,721.00	56.72	8.147	738	83.78	36.03
40.01 - 50.00	6,075	364,801,465.53	35.11	661,173,957.00	55.17	8.018	731	81.66	44.44
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	10,888	$550,349,654.56	52.97%	$964,641,145.00	57.05%	8.090%	738	85.20%	35.86%
36	7,153	488,561,189.97	47.03	925,956,901.00	52.76	8.088	735	79.45	36.66
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Prepayment Penalty Amount

Prepayment Penalty Amount ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	10,888	$550,349,654.56	52.97%	$964,641,145.00	57.05%	8.090%	738	85.20%	35.86%
350	7,153	488,561,189.97	47.03	925,956,901.00	52.76	8.088	735	79.45	36.66
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Distribution by Origination Channel

Origination Channel	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Retail	3,844	$251,520,625.09	24.21%	$453,327,121.00	55.48%	7.954%	736	81.42%	36.85%
Wholesale	14,197	787,390,219.44	75.79	1,437,270,925.00	54.78	8.132	737	82.84	36.04
Total	18,041	$1,038,910,844.53	100.00%	$1,890,598,046.00	54.95%	8.089%	737	82.50%	36.24%

Group I: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$241,678,057	$0	$397,500
Number of Mortgage Loans	6,054
Average Scheduled Principal Balance:	$39,920
Weighted Average Gross Coupon:	8.161%	7.250%	11.250%
Credit Limit:	$430,224,922	$10,000	$450,000
Average Credit Limit:	$71,065
Weighted Average Original Credit Score:	733	640	839
Weighted Average Combined LTV Ratio:	81.04%	11.00%	100.00%
Weighted Average Credit Utilization Rate(1):	56.17%	0.00%	100.57%
Weighted Average Stated Remaining Term:	352 months	350 months	353 months
Weighted Average Original Term:	360 months	358 months	360 months
Weighted Average Gross Margin:	0.411%	-0.500%	3.500%
Weighted Average Gross Maximum Lifetime Rate:	18.000%	18.000%	18.000%
Weighted Average Gross Minimum Lifetime Rate:	3.000%	3.000%	3.000%
Weighted Average Debt-To-Income Ratio:	36.61%	2.00%	50.00%
Weighted Average Seasoning:	8 months	7 months	9 months
Weighted Average Origination Date:	August 2005	August 2005	September 2005
Percent Second Liens:	94.97%
Percent Interest Only Loans:	100.00%

(1)	All Weighted Average Utilization percentages are weighted by the credit limit of the Mortgage Loans.

Distribution by Group

Pool	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Group I	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0.00 - 0.00	984	$0.00	0.00%	$75,794,089.00	0.00%	N/A	N/A	N/A	N/A
0.01 - 10,000.00	473	2,532,481.97	1.05	27,110,759.00	9.34	8.536	742	80.00	35.92
10,000.01 - 20,000.00	653	10,121,742.95	4.19	28,767,652.00	35.18	8.809	735	82.11	36.18
20,000.01 - 30,000.00	902	22,984,629.03	9.51	39,012,166.00	58.92	8.412	731	83.66	36.30
30,000.01 - 40,000.00	708	24,873,275.95	10.29	39,127,270.00	63.57	8.311	732	84.14	36.09
40,000.01 - 50,000.00	557	25,205,936.15	10.43	35,738,538.00	70.53	8.261	729	82.40	37.01
50,000.01 - 60,000.00	391	21,761,652.16	9.00	28,634,233.00	76.00	8.093	730	80.62	37.08
60,000.01 - 70,000.00	334	21,858,236.24	9.04	26,867,248.00	81.36	8.050	727	81.25	37.33
70,000.01 - 80,000.00	264	19,915,457.60	8.24	24,328,997.00	81.86	8.028	731	81.81	36.56
80,000.01 - 90,000.00	171	14,568,736.47	6.03	17,936,742.00	81.22	7.992	731	81.80	36.79
90,000.01 - 100,000.00	202	19,462,067.72	8.05	22,421,990.00	86.80	8.011	731	78.37	36.02
100,000.01 - 150,000.00	294	35,846,886.14	14.83	40,753,853.00	87.96	8.001	735	80.80	37.47
150,000.01 - 200,000.00	113	20,370,123.13	8.43	21,458,385.00	94.93	8.081	747	74.24	35.12
200,000.01 - 250,000.00	4	943,327.71	0.39	984,000.00	95.87	7.940	750	75.82	36.50
250,000.01 - 300,000.00	2	525,291.33	0.22	574,000.00	91.52	8.359	786	90.09	40.61
300,000.01 - 350,000.00	1	310,712.59	0.13	315,000.00	98.64	8.000	781	74.00	23.00
350,000.01 - 397,500.08	1	397,500.08	0.16	400,000.00	99.38	7.750	742	78.00	41.00
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cut-off date, the average current principal balance of the Mortgage Loans is approximately $39,920.

Distribution by Current Rate

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
7.250 - 8.000	3,366	$149,368,569.13	61.80%	$283,571,487.00	52.67%	7.841%	735	77.88%	36.87%
8.001 - 9.000	2,017	78,975,269.09	32.68	126,710,171.00	62.33	8.500	729	85.60	36.17
9.001 - 10.000	414	9,912,821.42	4.10	15,223,838.00	65.11	9.456	730	89.55	36.50
10.001 - 11.000	244	3,263,765.81	1.35	4,480,576.00	72.84	10.466	720	88.27	35.60
11.001 - 11.250	13	157,631.77	0.07	238,850.00	66.00	11.250	766	99.37	36.12
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average current rate of the Mortgage Loans is approximately 8.161%.

Distribution by Credit Score

FICO Distribution	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
640 - 650	75	$3,092,629.86	1.28%	$4,298,901.00	71.94%	8.328%	644	71.73%	37.06%
651 - 675	390	16,747,503.79	6.93	22,320,913.00	75.03	8.283	665	80.97	38.60
676 - 700	783	31,860,071.65	13.18	47,116,786.00	67.62	8.171	690	82.76	37.78
701 - 725	1,227	53,471,073.09	22.12	83,053,178.00	64.38	8.175	713	81.68	37.23
726 - 750	1,266	53,703,132.93	22.22	90,733,466.00	59.19	8.165	737	83.38	36.13
751 - 775	1,139	43,325,004.20	17.93	84,392,465.00	51.34	8.142	763	80.93	36.04
776 - 800	862	29,229,914.19	12.09	69,030,651.00	42.34	8.096	787	78.91	35.00
801 - 825	296	9,804,135.63	4.06	27,755,412.00	35.32	8.037	809	70.18	35.93
826 - 839	16	444,591.88	0.18	1,523,150.00	29.19	8.095	830	54.00	35.01
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average credit score of the Mortgage Loans is approximately 733.

Distribution by Combined Original LTV

Combined Original LTV (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
11.00 - 15.00	3	$56,000.00	0.02%	$270,000.00	20.74%	7.750%	821	11.00%	44.00%
15.01 - 20.00	8	199,011.98	0.08	847,650.00	23.48	7.776	749	17.69	25.58
20.01 - 25.00	16	692,574.42	0.29	1,855,000.00	37.34	8.352	790	23.70	34.12
25.01 - 30.00	32	1,432,901.42	0.59	3,958,500.00	36.20	8.047	769	28.36	29.22
30.01 - 35.00	47	1,705,314.66	0.71	4,645,500.00	36.71	7.942	747	32.34	34.63
35.01 - 40.00	69	3,012,092.97	1.25	7,586,400.00	39.70	8.033	753	37.83	33.16
40.01 - 45.00	80	3,218,685.83	1.33	8,177,350.00	39.36	7.974	757	43.24	36.31
45.01 - 50.00	107	5,000,652.20	2.07	10,168,500.00	49.18	7.992	745	48.19	37.52
50.01 - 55.00	125	4,737,645.90	1.96	11,051,599.00	42.87	7.971	737	53.04	35.56
55.01 - 60.00	159	5,886,816.94	2.44	15,020,396.00	39.19	7.990	742	57.98	37.46
60.01 - 65.00	194	7,706,920.35	3.19	16,314,554.00	47.24	8.000	734	62.80	37.96
65.01 - 70.00	236	9,361,386.24	3.87	20,684,657.00	45.26	7.976	735	67.77	36.03
70.01 - 75.00	320	12,396,171.37	5.13	25,870,944.00	47.92	7.988	732	73.24	38.19
75.01 - 80.00	546	24,735,159.96	10.23	43,864,057.00	56.39	8.044	721	78.46	36.60
80.01 - 85.00	681	28,367,694.03	11.74	48,767,811.00	58.17	8.065	728	83.41	36.36
85.01 - 90.00	2,495	97,702,793.80	40.43	162,334,041.00	60.19	8.091	731	88.54	37.01
90.01 - 95.00	659	24,366,804.74	10.08	32,868,386.00	74.13	8.644	732	94.12	36.69
95.01 - 100.00	277	11,099,430.41	4.59	15,939,577.00	69.63	9.059	753	99.51	33.53
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is approximately 81.04%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
358	105	$4,182,766.08	1.73%	$7,815,493.00	53.52%	8.238%	739	81.01%	37.24%
360	5,949	237,495,291.14	98.27	422,409,429.00	56.22	8.159	733	81.04	36.60
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is approximately 360 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
350	60	$2,767,850.91	1.15%	$4,949,533.00	55.92%	8.202%	742	82.35%	38.37%
351	46	1,434,572.14	0.59	2,906,960.00	49.35	8.318	732	78.67	35.04
352	3,351	133,771,649.08	55.35	235,402,963.00	56.83	8.159	733	81.27	36.53
353	2,597	103,703,985.09	42.91	186,965,466.00	55.47	8.160	733	80.73	36.68
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 352 months.

Distribution by Seasoning

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
7	2,642	$105,118,900.26	43.50%	$189,831,426.00	55.37%	8.162%	733	80.70%	36.66%
8	3,411	136,539,499.99	56.50	240,352,496.00	56.81	8.160	733	81.30	36.57
9	1	19,656.97	0.01	41,000.00	47.94	9.000	765	100.00	35.00
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%
As of the cutoff date, the weighted average seasoning of the Mortgage Loans is approximately 8 months.

Distribution by Lien Position

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
1	160	$12,146,033.90	5.03%	$24,399,952.00	49.78%	8.153%	754	66.27%	33.10%
2	5,894	229,532,023.32	94.97	405,824,970.00	56.56	8.161	732	81.82	36.80
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
SINGLE FAMILY	5,294	$211,299,536.44	87.43%	$376,848,861.00	56.07%	8.159%	732	80.97%	36.57%
CONDO	494	17,387,750.24	7.19	31,915,115.00	54.48	8.208	739	82.89	36.76
PUD	194	8,764,752.70	3.63	14,129,531.00	62.03	8.107	728	83.24	37.50
2 FAMILY	54	3,060,244.08	1.27	5,274,295.00	58.02	8.075	742	73.90	36.26
3 FAMILY	5	385,648.08	0.16	620,670.00	62.13	8.873	774	43.81	39.44
4 FAMILY	6	329,285.39	0.14	721,450.00	45.64	8.552	726	84.84	36.91
TOWNHOUSE	7	450,840.29	0.19	715,000.00	63.06	7.861	722	75.62	31.69
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Primary Residence	6,024	$239,243,095.09	98.99%	$426,290,726.00	56.12%	8.154%	733	81.19%	36.64%
Investment	24	1,953,983.43	0.81	2,874,196.00	67.98	8.945	750	65.98	34.84
Second Hm.	6	480,978.70	0.20	1,060,000.00	45.38	8.105	769	63.69	26.66
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Purpose

Purpose Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Purchase	405	$11,101,547.94	4.59%	$14,214,852.00	78.10%	8.643%	752	92.66%	39.02%
Refinance	1,759	40,649,761.90	16.82	87,682,724.00	46.36	8.297	727	85.42	36.32
StandAlone	3,890	189,926,747.38	78.59	328,327,346.00	57.85	8.103	733	79.42	36.53
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%
Distribution by Geographic Location

Geographic Location	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Arizona	657	$30,820,625.20	12.75%	$48,670,479.00	63.33%	8.104%	726	83.35%	37.12%
Arkansas	2	82,396.90	0.03	83,900.00	98.21	8.286	712	89.00	31.28
California	1,014	43,454,607.94	17.98	93,056,591.00	46.70	8.048	734	72.30	37.64
Colorado	216	6,858,420.73	2.84	11,575,074.00	59.25	8.393	734	87.55	35.01
Connecticut	105	4,182,766.08	1.73	7,815,493.00	53.52	8.238	739	81.01	37.24
Delaware	14	801,999.98	0.33	1,150,637.00	69.70	8.037	721	89.57	33.40
District of Columbia	29	1,129,948.92	0.47	2,319,688.00	48.71	8.144	720	82.84	37.37
Florida	606	30,201,208.48	12.50	48,944,514.00	61.71	8.142	729	80.90	36.86
Hawaii	3	24,411.92	0.01	110,000.00	22.19	9.250	736	90.00	40.00
Idaho	10	366,998.02	0.15	655,762.00	55.97	8.202	751	77.02	37.60
Illinois	420	12,771,683.68	5.28	23,027,732.00	55.46	8.208	735	86.12	35.94
Indiana	46	939,624.52	0.39	1,517,215.00	61.93	8.838	732	90.34	36.13
Kansas	9	200,166.73	0.08	398,840.00	50.19	8.794	725	91.01	38.17
Kentucky	19	443,417.16	0.18	779,532.00	56.88	8.686	736	90.76	32.78
Maryland	460	18,250,844.04	7.55	36,647,245.00	49.80	8.056	734	80.09	36.39
Massachusetts	21	744,066.93	0.31	1,040,972.00	71.48	8.249	744	91.25	39.21
Michigan	155	4,034,813.96	1.67	6,910,195.00	58.39	8.463	741	88.38	35.79
Minnesota	95	3,645,897.08	1.51	5,885,178.00	61.95	8.287	744	85.29	35.72
Mississippi	1	0.00	0.00	25,000.00	0.00	N/A	N/A	N/A	N/A
Missouri	105	2,393,157.06	0.99	5,421,893.00	44.14	8.162	739	81.77	33.89
Montana	2	65,533.77	0.03	77,000.00	85.11	8.393	691	81.37	32.57
Nevada	77	3,708,424.87	1.53	6,047,094.00	61.33	8.027	723	74.27	34.12
New Hampshire	39	1,109,974.23	0.46	2,069,018.00	53.65	8.150	724	84.69	36.58
New Mexico	13	437,275.84	0.18	610,200.00	71.66	8.403	715	87.59	39.87
New York	190	13,509,647.30	5.59	20,644,587.00	65.44	8.103	738	72.09	35.00
North Carolina	86	2,254,278.02	0.93	4,127,020.00	54.62	8.564	741	90.76	34.63
Ohio	284	7,447,619.52	3.08	12,298,365.00	60.56	8.554	735	88.23	34.21
Oklahoma	9	193,963.56	0.08	362,708.00	53.48	8.766	748	92.44	27.54
Oregon	216	9,585,541.26	3.97	14,884,167.00	64.40	8.240	735	87.04	36.46
Pennsylvania	252	8,088,407.04	3.35	14,707,643.00	54.99	8.146	730	84.38	36.16
Rhode Island	31	807,223.17	0.33	2,045,220.00	39.47	8.256	732	77.33	38.29
South Carolina	28	829,268.25	0.34	1,168,897.00	70.94	8.658	741	89.15	33.38
Tennessee	7	262,368.46	0.11	334,450.00	78.45	8.356	742	88.59	39.36
Utah	78	2,740,902.77	1.13	3,922,700.00	69.87	8.278	744	87.81	38.56
Virginia	300	12,496,478.02	5.17	23,162,828.00	53.95	8.063	736	80.63	37.63
Washington	399	15,133,211.44	6.26	24,766,750.00	61.10	8.180	732	86.65	37.39
Wisconsin	56	1,660,884.37	0.69	2,960,335.00	56.10	8.470	733	89.96	34.70
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Documentation Type

Documentation Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Full	4,813	$179,440,700.18	74.25%	$314,835,478.00	57.00%	8.158%	729	82.47%	37.62%
Stated Income	1,241	62,237,357.04	25.75	115,389,444.00	53.94	8.167	744	76.90	33.70
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Gross Margin

Gross Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
-0.500 - 0.000	1,947	$81,994,070.95	33.93%	$164,475,862.00	49.85%	7.711%	739	78.09%	37.81%
0.001 - 0.500	2,169	99,949,719.45	41.36	173,698,483.00	57.54	8.081	730	79.60	36.09
0.501 - 1.000	1,004	38,144,569.18	15.78	60,969,897.00	62.56	8.606	731	86.13	35.86
1.001 - 1.500	454	13,739,814.47	5.69	20,165,244.00	68.14	9.100	728	89.79	35.68
1.501 - 2.000	191	3,882,992.98	1.61	5,550,902.00	69.95	9.671	726	91.51	36.23
2.001 - 2.500	142	1,991,309.55	0.82	2,587,147.00	76.97	10.182	727	88.81	35.96
2.501 - 3.000	116	1,600,528.33	0.66	2,191,977.00	73.02	10.589	711	87.49	35.15
3.001 - 3.500	31	375,052.31	0.16	585,410.00	64.07	11.105	723	91.71	35.24
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average gross margin of the Mortgage Loans is approximately 0.411%.

Distribution by Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
18.000 - 18.000	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average maximum mortgage rate of the Mortgage Loans is approximately 18.000%.

Distribution by Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
3.000 - 3.000	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average minimum mortgage rate of the Mortgage Loans is approximately 3.000%.

Distribution by Credit Limit

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
10,000 - 50,000	2,447	$53,732,235.47	22.23%	$79,611,795.00	67.49%	8.614%	727	87.03%	36.52%
50,001 - 100,000	2,620	108,022,764.78	44.70	199,418,813.00	54.17	8.047	729	79.95	36.67
100,001 - 150,000	594	43,024,778.31	17.80	75,594,337.00	56.92	7.987	734	80.98	37.30
150,001 - 200,000	371	34,287,829.34	14.19	69,007,477.00	49.69	8.038	750	75.44	35.73
200,001 - 250,000	9	1,139,903.92	0.47	2,154,900.00	52.90	7.913	758	73.81	35.78
250,001 - 300,000	6	631,770.31	0.26	1,770,600.00	35.68	8.321	782	81.99	38.85
300,001 - 350,000	2	310,712.59	0.13	647,000.00	48.02	8.000	781	74.00	23.00
350,001 - 400,000	4	527,129.81	0.22	1,570,000.00	33.58	7.750	742	78.49	40.26
400,001 - 450,000	1	932.69	0.00	450,000.00	0.21	8.000	805	39.00	34.00
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average credit limit of the Mortgage Loans is approximately $71,065.

Distribution by Credit Utilization

Credit Utilization (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0.00 - 0.00	984	$0.00	0.00%	$75,794,089.00	0.00%	N/A	N/A	N/A	N/A
0.01 - 5.00	139	269,675.99	0.11	12,631,762.00	2.14	7.994	757	72.87	36.59
5.01 - 10.00	94	632,258.40	0.26	8,268,936.00	7.65	7.984	751	69.13	36.56
10.01 - 15.00	120	1,140,554.28	0.47	9,228,426.00	12.36	8.049	751	72.92	33.90
15.01 - 20.00	132	1,863,125.33	0.77	10,593,813.00	17.59	8.060	749	76.72	35.70
20.01 - 25.00	135	2,675,223.25	1.11	11,835,019.00	22.60	8.050	748	77.42	36.33
25.01 - 30.00	123	2,833,396.30	1.17	10,294,053.00	27.53	8.043	753	72.92	35.96
30.01 - 35.00	129	3,073,726.30	1.27	9,505,884.00	32.33	8.018	746	76.69	37.59
35.01 - 40.00	140	3,780,398.19	1.56	10,119,706.00	37.36	8.043	746	75.96	35.62
40.01 - 45.00	156	5,059,939.49	2.09	11,904,856.00	42.50	8.032	740	76.48	36.03
45.01 - 50.00	142	5,509,617.27	2.28	11,507,069.00	47.88	8.051	748	76.49	35.69
50.01 - 55.00	147	5,868,925.13	2.43	11,152,262.00	52.63	8.059	737	77.53	36.17
55.01 - 60.00	168	7,639,022.41	3.16	13,280,156.00	57.52	8.018	743	76.91	36.17
60.01 - 65.00	163	7,498,381.52	3.10	12,010,726.00	62.43	8.009	748	76.90	36.54
65.01 - 70.00	169	8,084,424.03	3.35	11,996,935.00	67.39	8.105	732	76.21	37.22
70.01 - 75.00	177	9,070,871.62	3.75	12,476,785.00	72.70	8.020	735	80.45	36.40
75.01 - 80.00	185	10,835,158.47	4.48	13,956,909.00	77.63	8.084	735	80.24	37.00
80.01 - 85.00	234	13,464,427.33	5.57	16,296,174.00	82.62	8.095	726	78.56	36.80
85.01 - 90.00	226	14,281,086.24	5.91	16,323,511.00	87.49	8.067	733	82.44	36.21
90.01 - 95.00	323	19,467,142.72	8.05	21,013,042.00	92.64	8.169	728	81.78	36.70
95.01 - 100.00	1,959	118,043,118.78	48.84	119,448,709.00	98.82	8.251	729	83.38	36.75
100.01 - 100.57	9	587,584.17	0.24	586,100.00	100.25	8.172	731	78.65	37.84
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

As of the cutoff date, the weighted average credit utilization of the Mortgage Loans by credit limit is approximately 56.17%.

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Prime	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Draw Term

Draw Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
118	105	$4,182,766.08	1.73%	$7,815,493.00	53.52%	8.238%	739	81.01%	37.24%
120	5,949	237,495,291.14	98.27	422,409,429.00	56.22	8.159	733	81.04	36.60
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Remaining Draw Term

Remaining Draw Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
110	60	$2,767,850.91	1.15%	$4,949,533.00	55.92%	8.202%	742	82.35%	38.37%
111	46	1,434,572.14	0.59	2,906,960.00	49.35	8.318	732	78.67	35.04
112	3,351	133,771,649.08	55.35	235,402,963.00	56.83	8.159	733	81.27	36.53
113	2,597	103,703,985.09	42.91	186,965,466.00	55.47	8.160	733	80.73	36.68
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Interest Only Term

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
118	105	$4,182,766.08	1.73%	$7,815,493.00	53.52%	8.238%	739	81.01%	37.24%
120	5,949	237,495,291.14	98.27	422,409,429.00	56.22	8.159	733	81.04	36.60
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Original Teaser Term

Original Teaser Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	5,007	$202,045,949.57	83.60%	$376,355,541.00	53.68%	8.109%	733	79.76%	36.66%
6	1,047	39,632,107.65	16.40	53,869,381.00	73.57	8.425	732	87.53	36.36
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Remaining Teaser Term

Remaining Teaser Period (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Debt to Income Ratio

Debt to Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
2.01 - 10.00	11	$213,121.51	0.09%	$807,900.00	26.38%	8.539%	774	84.90%	8.70%
10.01 - 20.00	287	10,671,155.75	4.42	22,380,960.00	47.68	8.158	743	75.17	17.21
20.01 - 30.00	1,215	44,649,877.32	18.47	83,562,574.00	53.43	8.165	739	80.64	26.51
30.01 - 40.00	2,420	96,099,856.79	39.76	169,982,102.00	56.54	8.229	734	82.57	36.08
40.01 - 50.00	2,121	90,044,045.85	37.26	153,491,386.00	58.66	8.085	727	80.29	44.55
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	3,262	$105,266,425.79	43.56%	$184,050,253.00	57.19%	8.191%	732	84.40%	36.60%
36	2,792	136,411,631.43	56.44	246,174,669.00	55.41	8.137	734	78.44	36.61
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Prepayment Penalty Amount

Prepayment Penalty Amount ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	3,262	$105,266,425.79	43.56%	$184,050,253.00	57.19%	8.191%	732	84.40%	36.60%
350	2,792	136,411,631.43	56.44	246,174,669.00	55.41	8.137	734	78.44	36.61
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Distribution by Origination Channel

Origination Channel	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Retail	1,510	$68,957,994.29	28.53%	$120,205,009.00	57.37%	8.008%	732	80.35%	37.26%
Wholesale	4,544	172,720,062.93	71.47	310,019,913.00	55.71	8.221	733	81.31	36.35
Total	6,054	$241,678,057.22	100.00%	$430,224,922.00	56.17%	8.161%	733	81.04%	36.61%

Group II: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$797,232,787	$0	$500,000
Number of Mortgage Loans	11,987
Average Scheduled Principal Balance:	$66,508
Weighted Average Gross Coupon:	8.067%	7.250%	11.750%
Credit Limit:	$1,460,373,124
Average Credit Limit:	$121,830	$10,000	$500,000
Weighted Average Original Credit Score:	738	640	835
Weighted Average Combined LTV Ratio:	82.94%	11.00%	100.00%
Weighted Average Credit Utilization Rate(1):	54.59%	0.00%	167.46%
Weighted Average Stated Remaining Term:	352 months	350 months	353 months
Weighted Average Original Term:	360 months	358 months	360 months
Weighted Average Gross Margin:	0.317%	-0.500%	4.000%
Weighted Average Gross Maximum Lifetime Rate:	18.000%	18.000%	18.000%
Weighted Average Gross Minimum Lifetime Rate:	3.000%	3.000%	3.000%
Weighted Average Debt-To-Income Ratio:	36.12%	1.00%	50.00%
Weighted Average Seasoning:	8 months	7 months	8 months
Weighted Average Origination Date:	August 2005	August 2005	September 2005
Percent Second Liens:	95.43%
Percent Interest Only Loans:	100.00%

(1)	All Weighted Average Utilization percentages are weighted by the credit limit of the Mortgage Loans.

Distribution by Group

Pool	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Group II	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0.00 - 0.00	2,264	$0.00	0.00%	$312,083,639.00	0.00%	N/A	N/A	N/A	N/A
0.01 - 10,000.00	551	2,761,285.05	0.35	50,842,363.00	5.43	8.391	746	81.12	35.72
10,000.01 - 20,000.00	678	10,409,485.74	1.31	51,058,134.00	20.39	8.670	745	81.98	35.45
20,000.01 - 30,000.00	1,127	28,872,840.04	3.62	68,128,685.00	42.38	8.384	741	84.54	35.25
30,000.01 - 40,000.00	930	32,832,342.02	4.12	59,876,714.00	54.83	8.306	739	85.92	35.73
40,000.01 - 50,000.00	855	38,738,817.00	4.86	68,141,891.00	56.85	8.260	737	85.11	36.11
50,000.01 - 60,000.00	772	42,801,888.08	5.37	67,280,625.00	63.62	8.168	740	84.55	36.36
60,000.01 - 70,000.00	715	46,747,306.61	5.86	64,855,043.00	72.08	8.080	736	85.29	35.88
70,000.01 - 80,000.00	544	40,859,058.95	5.13	58,337,664.00	70.04	8.036	740	83.62	36.04
80,000.01 - 90,000.00	415	35,297,356.65	4.43	50,291,360.00	70.19	8.054	738	83.96	35.95
90,000.01 - 100,000.00	480	46,284,193.98	5.81	60,627,260.00	76.34	8.065	737	82.45	36.24
100,000.01 - 150,000.00	1,230	153,587,809.03	19.27	194,135,740.00	79.11	8.038	736	83.33	36.48
150,000.01 - 200,000.00	891	161,193,623.20	20.22	180,186,832.00	89.46	8.052	736	81.12	35.84
200,000.01 - 250,000.00	218	49,691,031.10	6.23	58,673,699.00	84.69	7.943	740	82.82	37.44
250,000.01 - 300,000.00	133	36,819,518.34	4.62	41,268,658.00	89.22	7.935	732	82.01	36.49
300,000.01 - 350,000.00	90	29,761,617.32	3.73	31,447,679.00	94.64	7.886	734	82.37	38.10
350,000.01 - 400,000.00	33	12,332,034.06	1.55	13,892,120.00	88.77	7.841	747	81.89	34.19
400,000.01 - 450,000.00	25	10,720,910.60	1.34	11,434,890.00	93.76	7.821	757	83.71	33.26
450,000.01 - 500,000.00	36	17,521,669.54	2.20	17,810,128.00	98.38	7.744	749	75.15	33.85
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cut-off date, the average current principal balance of the Mortgage Loans is approximately $66,508.

Distribution by Current Rate

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
7.250 - 8.000	7,293	$524,568,452.65	65.80%	$1,024,345,290.00	51.21%	7.817%	739	80.71%	36.30%
8.001 - 9.000	3,944	251,923,583.70	31.60	406,277,839.00	62.01	8.459	736	86.98	35.92
9.001 - 10.000	486	17,127,320.37	2.15	24,600,654.00	69.62	9.415	740	90.57	34.28
10.001 - 11.000	203	2,869,182.67	0.36	4,020,919.00	71.36	10.506	729	88.76	34.70
11.001 - 11.750	61	744,247.92	0.09	1,128,422.00	65.95	11.286	748	91.18	32.30
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average current rate of the Mortgage Loans is approximately 8.067%.

Distribution by Credit Score

FICO Distribution	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
640 - 650	55	$4,367,867.18	0.55%	$6,073,968.00	71.91%	8.212%	645	73.28%	37.17%
651 - 675	377	29,781,342.32	3.74	43,206,071.00	68.93	8.124	666	80.68	38.29
676 - 700	1,165	87,830,899.21	11.02	130,618,742.00	67.24	8.046	689	83.20	36.80
701 - 725	2,400	181,021,962.28	22.71	287,867,274.00	62.88	8.070	713	82.63	37.02
726 - 750	2,777	187,962,665.97	23.58	322,325,645.00	58.31	8.101	737	84.65	36.33
751 - 775	2,716	168,602,586.54	21.15	335,599,050.00	50.24	8.058	763	83.64	35.47
776 - 800	1,955	108,495,446.07	13.61	258,565,416.00	41.96	8.030	786	80.81	34.55
801 - 825	532	28,750,024.67	3.61	74,433,888.00	38.62	8.005	808	80.94	34.61
826 - 835	10	419,993.07	0.05	1,683,070.00	24.95	7.939	831	64.98	27.03
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average credit score of the Mortgage Loans is approximately 738.

Distribution by Combined Original LTV

Combined Original LTV (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
11.00 - 15.00	18	$917,116.39	0.12%	$1,714,285.00	53.50%	8.136%	716	14.05%	29.48%
15.01 - 20.00	26	918,233.03	0.12	2,963,000.00	30.99	8.234	751	18.31	29.95
20.01 - 25.00	26	1,443,743.58	0.18	3,292,824.00	43.85	8.020	778	23.54	26.89
25.01 - 30.00	31	1,716,929.65	0.22	3,522,000.00	48.75	7.906	748	28.23	31.57
30.01 - 35.00	39	2,723,657.98	0.34	5,400,900.00	50.43	8.234	737	32.86	30.66
35.01 - 40.00	55	2,980,297.78	0.37	7,752,140.00	38.44	7.888	742	38.14	37.68
40.01 - 45.00	81	4,840,099.98	0.61	12,132,150.00	39.89	7.890	743	43.27	37.30
45.01 - 50.00	134	7,641,885.39	0.96	20,094,820.00	38.03	7.949	749	48.29	34.80
50.01 - 55.00	162	9,680,620.36	1.21	26,821,057.00	36.09	7.923	745	52.98	35.24
55.01 - 60.00	246	17,061,131.49	2.14	40,348,766.00	42.28	7.954	740	58.00	36.71
60.01 - 65.00	352	22,216,939.24	2.79	56,262,949.00	39.49	7.935	740	63.20	36.82
65.01 - 70.00	464	33,579,522.61	4.21	74,268,032.00	45.21	7.936	739	67.96	36.96
70.01 - 75.00	626	46,390,446.88	5.82	105,232,662.00	44.08	7.950	740	73.24	36.24
75.01 - 80.00	1,038	77,054,776.97	9.67	156,807,320.00	49.14	7.999	733	78.50	36.17
80.01 - 85.00	1,340	103,303,325.43	12.96	191,999,943.00	53.80	7.988	732	83.47	36.18
85.01 - 90.00	5,609	354,894,627.35	44.52	603,449,801.00	58.81	8.010	738	88.65	36.21
90.01 - 95.00	1,315	82,909,298.85	10.40	112,620,387.00	73.62	8.420	738	94.36	36.42
95.01 - 100.00	425	26,960,134.35	3.38	35,690,088.00	75.54	8.910	754	99.59	33.70
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is approximately 82.94%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
358	239	$15,267,131.58	1.92%	$30,649,058.00	49.81%	7.969%	736	80.98%	35.15%
360	11,748	781,965,655.73	98.08	1,429,724,066.00	54.69	8.069	738	82.98	36.14
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is approximately 360 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
350	135	$8,771,979.11	1.10%	$16,344,216.00	53.67%	7.954%	734	81.90%	35.37%
351	104	6,495,152.47	0.81	14,304,842.00	45.41	7.990	738	79.74	34.87
352	6,583	442,690,605.88	55.53	808,853,536.00	54.73	8.063	738	82.81	36.04
353	5,165	339,275,049.85	42.56	620,870,530.00	54.65	8.077	738	83.20	36.28
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 352 months.

Distribution by Seasoning

Seasoning (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
7	5,269	$345,770,202.32	43.37%	$635,175,372.00	54.44%	8.076%	738	83.14%	36.25%
8	6,718	451,462,584.99	56.63	825,197,752.00	54.71	8.061	738	82.79	36.03
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%
As of the cutoff date, the weighted average seasoning of the Mortgage Loans is approximately 8 months.

Distribution by Lien Position

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
1	404	$36,425,288.29	4.57%	$68,993,291.00	52.80%	8.093%	749	67.05%	34.34%
2	11,583	760,807,499.02	95.43	1,391,379,833.00	54.68	8.066	737	83.70	36.21
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
SINGLE FAMILY	9,886	$668,375,014.32	83.84%	$1,247,824,354.00	53.56%	8.053%	738	82.59%	36.17%
CONDO	1,345	68,709,571.15	8.62	115,501,021.00	59.49	8.194	742	86.01	35.20
PUD	346	28,413,905.97	3.56	48,965,154.00	58.03	7.966	737	84.50	36.94
2 FAMILY	281	22,507,986.46	2.82	34,031,735.00	66.14	8.158	738	81.96	36.72
3 FAMILY	59	4,881,754.84	0.61	6,521,107.00	74.86	8.117	742	83.70	36.34
4 FAMILY	61	3,937,566.62	0.49	6,668,953.00	59.04	8.472	735	81.34	35.80
TOWNHOUSE	9	406,987.95	0.05	860,800.00	47.28	8.113	759	86.69	35.55
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Investment	701	$30,744,965.63	3.86%	$51,414,701.00	59.80%	8.965%	739	82.45%	35.01%
Primary Res.	10,919	744,659,994.28	93.41	1,373,006,138.00	54.24	8.028	738	83.01	36.23
Second Hm.	367	21,827,827.40	2.74	35,952,285.00	60.71	8.135	742	81.20	34.09
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Purpose

Purpose Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Purchase	3,938	$203,004,001.60	25.46%	$314,030,417.00	64.64%	8.179%	745	89.04%	35.67%
Refinance	2,173	100,160,613.65	12.56	236,913,755.00	42.28	8.017	733	83.20	35.77
StandAlone	5,876	494,068,172.06	61.97	909,428,952.00	54.33	8.032	736	80.38	36.38
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Geographic Location

Geographic Location	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Arizona	572	$46,802,371.18	5.87%	$77,127,779.00	60.68%	8.056%	739	84.70%	35.21%
Arkansas	4	232,554.29	0.03	407,000.00	57.14	8.056	707	74.56	38.89
California	4,188	321,583,998.14	40.34	626,559,233.00	51.33	8.006	735	82.14	36.94
Colorado	223	14,515,587.62	1.82	24,150,574.00	60.10	8.156	748	85.70	34.86
Connecticut	239	15,267,131.58	1.92	30,649,058.00	49.81	7.969	736	80.98	35.15
Delaware	26	1,815,376.68	0.23	2,322,896.00	78.15	8.164	760	77.54	29.47
District of Columbia	89	5,936,232.50	0.74	13,050,720.00	45.49	8.008	726	84.72	37.06
Florida	712	51,220,455.94	6.42	86,203,848.00	59.42	8.102	740	81.34	35.17
Hawaii	4	121,962.55	0.02	447,500.00	27.25	8.010	764	66.04	32.92
Idaho	19	789,798.83	0.10	1,065,078.00	74.15	8.120	764	87.34	33.97
Illinois	712	33,497,358.60	4.20	58,318,388.00	57.44	8.189	737	87.74	34.93
Indiana	77	2,857,254.47	0.36	4,450,091.00	64.21	8.420	741	84.84	32.84
Iowa	5	193,555.31	0.02	235,400.00	82.22	8.161	729	83.80	36.89
Kansas	18	564,465.70	0.07	1,091,416.00	51.72	8.336	740	89.45	34.69
Kentucky	25	645,652.23	0.08	1,090,146.00	59.23	8.318	751	86.14	30.99
Maine	10	505,927.56	0.06	1,043,500.00	48.48	8.018	752	77.23	27.56
Maryland	551	35,344,109.51	4.43	74,718,594.00	47.30	8.020	739	82.51	36.31
Massachusetts	670	33,899,969.31	4.25	67,742,216.00	50.04	8.048	741	80.84	36.61
Michigan	171	7,136,130.96	0.90	12,450,628.00	57.32	8.335	744	86.36	32.80
Minnesota	248	11,934,661.78	1.50	21,454,698.00	55.63	8.317	747	85.63	35.96
Mississippi	1	59,576.63	0.01	60,000.00	99.29	8.000	652	75.00	28.00
Missouri	80	2,632,063.13	0.33	5,411,273.00	48.64	8.443	739	86.93	34.00
Montana	1	39,255.11	0.00	40,000.00	98.14	8.750	662	89.00	44.00
Nebraska	1	15,636.63	0.00	15,750.00	99.28	9.750	741	83.00	37.00
Nevada	76	5,269,506.78	0.66	8,477,942.00	62.16	8.108	741	86.20	37.35
New Hampshire	16	774,030.08	0.10	1,712,212.00	45.21	7.930	731	82.47	32.79
New Mexico	15	841,454.29	0.11	1,411,950.00	59.60	8.057	706	81.61	28.85
New York	772	67,450,840.50	8.46	103,337,900.00	65.27	8.083	736	80.37	35.68
North Carolina	121	5,473,174.36	0.69	8,821,003.00	62.05	8.204	746	87.48	33.47
North Dakota	2	32,746.87	0.00	33,650.00	97.32	10.487	761	89.00	38.84
Ohio	283	12,004,358.22	1.51	19,076,772.00	62.93	8.437	739	86.26	34.20
Oklahoma	5	382,957.06	0.05	405,412.00	94.46	8.269	737	94.85	27.40
Oregon	163	9,408,754.95	1.18	16,661,678.00	56.47	8.091	751	85.96	34.14
Pennsylvania	378	15,670,566.69	1.97	26,606,747.00	58.90	8.205	742	84.31	35.03
Rhode Island	47	2,531,182.21	0.32	5,044,124.00	50.18	7.994	747	81.28	36.86
South Carolina	36	1,336,863.84	0.17	2,613,341.00	51.15	8.599	742	88.57	33.89
South Dakota	1	30,000.00	0.00	30,000.00	100.00	9.750	717	97.00	34.00
Tennessee	18	884,094.58	0.11	1,536,419.00	57.54	8.125	734	83.29	38.49
Utah	52	2,544,601.42	0.32	4,618,474.00	55.10	8.258	741	86.27	32.64
Vermont	17	423,464.11	0.05	1,198,685.00	35.33	8.403	727	82.33	37.42
Virginia	778	55,172,226.78	6.92	96,857,854.00	56.96	8.017	739	83.83	37.32
Washington	427	25,394,713.94	3.19	44,132,243.00	57.54	8.124	743	85.29	35.72
Wisconsin	133	3,971,349.62	0.50	7,665,982.00	51.80	8.282	740	86.28	35.24
Wyoming	1	24,814.77	0.00	24,950.00	99.46	8.000	766	89.00	10.00
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Documentation Type

Documentation Type	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Full	8,910	$568,390,871.11	71.30%	$1,059,526,810.00	53.65%	8.056%	735	83.85%	36.80%
Stated Income	3,077	228,841,916.20	28.70	400,846,314.00	57.09	8.094	744	80.67	34.45
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Gross Margin

Gross Margin ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
-0.500 - 0.000	4,427	$321,939,238.84	40.38%	$658,450,173.00	48.89%	7.702%	741	80.94%	36.83%
0.001 - 0.500	4,480	321,489,675.16	40.33	566,531,645.00	56.75	8.092	736	82.75	35.92
0.501 - 1.000	1,944	117,638,299.85	14.76	184,228,953.00	63.85	8.600	734	86.62	35.32
1.001 - 1.500	624	26,390,396.54	3.31	37,825,802.00	69.77	9.104	739	90.96	34.29
1.501 - 2.000	210	5,353,213.65	0.67	7,112,661.00	75.26	9.664	731	89.88	34.34
2.001 - 2.500	108	1,921,881.77	0.24	2,613,951.00	73.52	10.145	731	87.88	36.31
2.501 - 3.000	121	1,593,875.69	0.20	2,242,147.00	71.09	10.635	731	88.53	33.24
3.001 - 3.500	64	835,491.86	0.10	1,175,437.00	71.08	11.202	737	91.02	32.35
3.501 - 4.000	9	70,713.95	0.01	192,355.00	36.76	11.631	767	89.81	35.47
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average gross margin of the Mortgage Loans is approximately 0.317%.

Distribution by Maximum Mortgage Rates

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
18.000 - 18.000	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average maximum mortgage rate of the Mortgage Loans is approximately 18.000%.

Distribution by Minimum Mortgage Rates

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
3.000 - 3.000	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average minimum mortgage rate of the Mortgage Loans is approximately 3.000%.

Distribution by Credit Limit

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
10,000 - 50,000	2,714	$67,311,190.34	8.44%	$91,545,769.00	73.53%	8.568%	738	88.42%	35.11%
50,001 - 100,000	4,079	183,825,988.65	23.06	313,695,546.00	58.60	8.103	737	84.35	36.10
100,001 - 150,000	1,733	134,518,074.59	16.87	226,072,544.00	59.50	8.073	736	84.37	36.45
150,001 - 200,000	2,063	204,169,460.22	25.61	390,692,515.00	52.26	8.054	738	80.55	35.76
200,001 - 250,000	546	60,846,614.55	7.63	129,462,818.00	47.00	7.931	738	82.02	37.85
250,001 - 300,000	276	42,505,666.62	5.33	78,342,864.00	54.26	7.932	735	82.31	36.63
300,001 - 350,000	266	44,765,872.07	5.62	89,855,179.00	49.82	7.897	733	82.43	38.41
350,001 - 400,000	92	15,240,008.41	1.91	35,423,155.00	43.02	7.815	753	82.56	34.19
400,001 - 450,000	46	9,645,027.97	1.21	19,877,331.00	48.52	7.859	752	86.74	35.16
450,001 - 500,000	172	34,404,883.89	4.32	85,405,403.00	40.28	7.752	751	75.46	33.58
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average credit limit of the Mortgage Loans is approximately $121,830.

Distribution by Credit Utilization

Credit Utilization (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0.00 - 0.00	2,272	$13.14	0.00%	$313,137,847.00	0.00%	8.051%	756	86.24%	39.34%
0.01 - 5.00	262	879,592.45	0.11	39,031,443.00	2.25	7.920	757	79.88	35.94
5.01 - 10.00	224	2,727,105.40	0.34	36,706,311.00	7.43	7.964	753	78.17	35.68
10.01 - 15.00	226	4,388,524.87	0.55	34,823,898.00	12.60	7.944	752	76.71	36.18
15.01 - 20.00	243	6,550,922.93	0.82	37,576,039.00	17.43	7.941	748	77.35	35.98
20.01 - 25.00	229	7,976,203.71	1.00	35,140,149.00	22.70	7.931	750	79.53	36.75
25.01 - 30.00	213	8,028,216.59	1.01	29,050,713.00	27.64	7.962	746	79.03	37.01
30.01 - 35.00	236	10,499,075.19	1.32	32,122,719.00	32.68	7.939	748	76.62	36.41
35.01 - 40.00	194	11,322,327.83	1.42	30,070,461.00	37.65	7.955	741	77.28	37.04
40.01 - 45.00	190	11,481,812.25	1.44	27,043,733.00	42.46	7.964	734	77.15	36.87
45.01 - 50.00	272	18,775,677.41	2.36	39,165,645.00	47.94	8.013	744	79.53	36.07
50.01 - 55.00	229	15,103,749.59	1.89	28,751,429.00	52.53	7.998	744	79.78	35.69
55.01 - 60.00	244	18,591,271.81	2.33	32,166,643.00	57.80	7.946	739	79.95	35.98
60.01 - 65.00	270	21,633,773.05	2.71	34,442,791.00	62.81	7.964	739	80.93	36.55
65.01 - 70.00	267	23,105,541.52	2.90	34,291,704.00	67.38	7.990	748	81.83	36.17
70.01 - 75.00	284	28,120,829.61	3.53	38,818,021.00	72.44	7.989	740	80.79	36.50
75.01 - 80.00	305	29,705,190.17	3.73	38,367,042.00	77.42	7.990	736	81.16	35.78
80.01 - 85.00	315	32,019,762.53	4.02	38,783,383.00	82.56	7.966	739	80.78	36.33
85.01 - 90.00	385	41,458,112.17	5.20	47,315,869.00	87.62	8.000	739	80.75	36.67
90.01 - 95.00	547	54,371,477.51	6.82	58,674,424.00	92.67	8.037	738	82.42	36.16
95.01 - 100.00	4,569	449,342,567.69	56.36	453,875,309.00	99.00	8.129	736	84.87	35.98
100.01 - 105.00	9	784,112.93	0.10	781,851.00	100.29	8.370	724	87.63	34.61
105.01 - 110.00	1	48,752.20	0.01	45,700.00	106.68	9.500	683	95.00	36.00
161.01 - 167.46	1	318,174.76	0.04	190,000.00	167.46	8.000	672	84.00	45.00
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

As of the cutoff date, the weighted average credit utilization of the Mortgage Loans by credit limit is approximately 54.59%.

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Prime	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Draw Term

Draw Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
118	239	$15,267,131.58	1.92%	$30,649,058.00	49.81%	7.969%	736	80.98%	35.15%
120	11,748	781,965,655.73	98.08	1,429,724,066.00	54.69	8.069	738	82.98	36.14
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Remaining Draw Term

Remaining Draw Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
110	135	$8,771,979.11	1.10%	$16,344,216.00	53.67%	7.954%	734	81.90%	35.37%
111	104	6,495,152.47	0.81	14,304,842.00	45.41	7.990	738	79.74	34.87
112	6,583	442,690,605.88	55.53	808,853,536.00	54.73	8.063	738	82.81	36.04
113	5,165	339,275,049.85	42.56	620,870,530.00	54.65	8.077	738	83.20	36.28
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Interest Only Term

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
118	239	$15,267,131.58	1.92%	$30,649,058.00	49.81%	7.969%	736	80.98%	35.15%
120	11,748	781,965,655.73	98.08	1,429,724,066.00	54.69	8.069	738	82.98	36.14
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Original Teaser Term

Original Teaser Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	9,669	$655,580,985.04	82.23%	$1,251,459,893.00	52.39%	8.017%	737	81.81%	36.23%
6	2,318	141,651,802.27	17.77	208,913,231.00	67.80	8.302	741	88.18	35.65
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Remaining Teaser Term

Remaining Teaser Period (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Debt to Income Ratio

Debt to Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
1.00 - 10.00	36	$2,218,352.30	0.28%	$4,823,061.00	45.99%	8.185%	741	83.08%	6.99%
10.01 - 20.00	578	38,518,009.01	4.83	79,602,491.00	48.39	8.012	749	79.62	16.82
20.01 - 30.00	2,406	147,622,059.69	18.52	279,768,382.00	52.77	8.084	743	82.67	26.44
30.01 - 40.00	5,013	334,116,946.63	41.91	588,496,619.00	56.77	8.124	739	84.13	36.02
40.01 - 50.00	3,954	274,757,419.68	34.46	507,682,571.00	54.12	7.996	732	82.10	44.40
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	7,626	$445,083,228.77	55.83%	$780,590,892.00	57.02%	8.066%	740	85.39%	35.68%
36	4,361	352,149,558.54	44.17	679,782,232.00	51.80	8.069	736	79.85	36.68
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Prepayment Penalty Amount

Prepayment Penalty Amount ($)	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
0	7,626	$445,083,228.77	55.83%	$780,590,892.00	57.02%	8.066%	740	85.39%	35.68%
350	4,361	352,149,558.54	44.17	679,782,232.00	51.80	8.069	736	79.85	36.68
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Distribution by Origination Channel

Origination Channel	Count	Current Unpaid Principal Balance ($)	Percent	Credit Limit ($)	WA Utilization (%)	WA GWAC (%)	WA FICO	WA Combined LTV (%)	WA DTI Ratio (%)
Retail	2,334	$182,562,630.80	22.90%	$333,122,112.00	54.80%	7.934%	737	81.82%	36.70%
Wholesale	9,653	614,670,156.51	77.10	1,127,251,012.00	54.53	8.107	738	83.27	35.95
Total	11,987	$797,232,787.31	100.00%	$1,460,373,124.00	54.59%	8.067%	738	82.94%	36.12%

Rating Agency Contacts

Standard & Poor’s
Erik Lukascko	(212)-438-2534

Moody’s
Shachar Gonen	(212) 553-0300